                                    COINSTAR, INC.


               SECOND AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT





                                   AUGUST 27, 1996

                                  TABLE OF CONTENTS

                                                                            PAGE

 1. AMENDMENT AND RESTATEMENT. . . . . . . . . . . . . . . . . . . . . . . . .1

    1.1  Amendment and Restatement.. . . . . . . . . . . . . . . . . . . . . .1

 2. CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .2

 3. TRANSFERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

    3.1  Restrictions on Transferability.. . . . . . . . . . . . . . . . . . .3
    3.2  Restrictive Legend. . . . . . . . . . . . . . . . . . . . . . . . . .3
    3.3  Notice of Proposed Transfers. . . . . . . . . . . . . . . . . . . . .4

 4. REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .4

    4.1  Requested Registration. . . . . . . . . . . . . . . . . . . . . . . .4
    4.2  Company Registration. . . . . . . . . . . . . . . . . . . . . . . . .7
    4.3  Form S-3 Registration.. . . . . . . . . . . . . . . . . . . . . . . .8
    4.4  Expenses of Registration. . . . . . . . . . . . . . . . . . . . . . .9
    4.5  Registration Procedures.. . . . . . . . . . . . . . . . . . . . . . .9
    4.6  Indemnification.. . . . . . . . . . . . . . . . . . . . . . . . . . 13
    4.7  Information by Holder.. . . . . . . . . . . . . . . . . . . . . . . 14
    4.8  "Market Stand-off" Agreement. . . . . . . . . . . . . . . . . . . . 14
    4.9  Transfer of Registration Rights.. . . . . . . . . . . . . . . . . . 15
    4.10 Termination of Registration Rights. . . . . . . . . . . . . . . . . 15
    4.11 Limitation on Subsequent Registration Rights. . . . . . . . . . . . 15

 5. RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES. . . . . . . . . . . . . . . 16

    5.1  Right of First Refusal. . . . . . . . . . . . . . . . . . . . . . . 16

 6. COVENANTS OF THE COMPANY.. . . . . . . . . . . . . . . . . . . . . . . . 17

    6.1  Maintenance of Books and Records. . . . . . . . . . . . . . . . . . 17
    6.2  Financial Information and Reporting.. . . . . . . . . . . . . . . . 17
    6.3  Additional Information Rights.. . . . . . . . . . . . . . . . . . . 18
    6.4  Inspection Rights.. . . . . . . . . . . . . . . . . . . . . . . . . 19
    6.5  Employee Agreements.. . . . . . . . . . . . . . . . . . . . . . . . 19
    6.6  Board Meetings; Expenses. . . . . . . . . . . . . . . . . . . . . . 19
    6.7  Termination of Covenants. . . . . . . . . . . . . . . . . . . . . . 19

 7. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

    7.1  Governing Law; Submission to Jurisdiction.. . . . . . . . . . . . . 20
    7.2  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . 20


                                          i.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                            PAGE

    7.3  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 20
    7.4  Notices, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    7.5  Delays or Omissions.. . . . . . . . . . . . . . . . . . . . . . . . 20
    7.6  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    7.7  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    7.8  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21


                                         ii.

                                    COINSTAR, INC.


               SECOND AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

     This Second Amended and Restated Investors' Rights Agreement (the "Agreement") is entered into as of August 27, 1996, by and among Coinstar, Inc., a Delaware corporation (the "Company"), Jens H. Molbak (the "Founder") and those persons and entities set forth on the Schedule of Investors attached hereto as Exhibit A (the "Investors"). This Agreement is being entered into pursuant to
Section 5.1 of that certain Series E Preferred Stock and Warrant Purchase Agreement of even date herewith between the Company and the Purchasers set forth on Exhibit A thereto (the "Series E Agreement").

                                       RECITALS

     WHEREAS, certain of the Investors hold shares of the Company's Series A Preferred Stock (the "Series A Preferred"), Series B Preferred Stock (the "Series B Preferred"), Series C Preferred Stock (the "Series C Preferred"), Series D Preferred Stock (the "Series D Preferred") and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights and other rights pursuant to that certain Amended and Restated Investors' Rights Agreement dated as of December 15, 1995 between the Company and such Investors (the "Prior Agreement");

     WHEREAS, the Company and the undersigned Investors who hold Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

     WHEREAS, certain of the Investors are parties to the Series E Agreement, and certain of the Company's and such Investors' obligations under the Series E Agreement are conditioned upon the execution and delivery by such Investors, the holders of at least a majority of the Series A Preferred, the Series B Preferred, Series C Preferred, Series D Preferred and the Company of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Investors who are parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:


                                          1.

1.   AMENDMENT AND RESTATEMENT.

     1.1 AMENDMENT AND RESTATEMENT. Effective upon the closing of the sale and issuance of the Series E Preferred pursuant to the Series E-1 Agreement, all provisions of, rights granted and covenants made in the Prior Agreement and any other agreement between the Company, the Investors and the Founder, are hereby waived released and terminated in their entirety and shall have no further force or effect whatsoever. The rights and covenants contained in this Agreement set forth the sole and entire agreement among the Company, the Investors and the Founder on the subject matter hereof and supersede any and all rights granted or covenants made under any prior agreement.

2.   CERTAIN DEFINITIONS.

As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Holder" shall mean any holder of Registrable Securities.

     "Registrable Securities" means shares of Common Stock issued or issuable pursuant to the conversion or exercise of Restricted Securities.
Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person in a transaction (a) pursuant to Rule 144, (b) pursuant to a registration statement on file with the Commission or (c) in which such person's rights under this Agreement are not transferred.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 4.1, 4.2 and 4.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees of one counsel selected by the selling stockholders.

     "Restricted Securities" shall mean the (i) Shares, (ii) any shares of Common Stock issued or issuable pursuant to the conversion or exercise of the Shares, (iii) any


                                          2.

Shares issued upon exercise of the Warrants and (iv) any shares of capital stock issued in respect thereof, whether by way of dividend, distribution, exchange, replacement or otherwise.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

     "Series E Preferred" shall mean the Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series E-3 Preferred Stock of the Company.

     "Shares" shall mean the (i) Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred held by the Investors as of the date hereof or subsequently acquired by the Investors, (ii) the Series C Preferred held by Phoenix Leasing Incorporated as of the date hereof or subsequently acquired upon exercise of a Warrant and (iii) the Series D Preferred held by Dominion Ventures, Inc. and Silicon Valley Bank as of the date hereof or subsequently acquired upon exercise of a Warrant.

     "Warrants" shall mean (i) the warrants to purchase Series C Preferred, Series D Preferred and Series E Preferred held by the Investors, (ii) the warrant to purchase up to 49,231 shares of Series C Preferred held by Phoenix Leasing Incorporated and (iii) the Warrant to purchase shares of Series D Preferred held by Dominion Ventures, Inc. and Silicon Valley Bank.

3.   TRANSFERABILITY.

     3.1 RESTRICTIONS ON TRANSFERABILITY. The Shares and any securities into which the Shares may be convertible, shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act, or, in the case of Section
4.8 hereof, to assist in an orderly distribution. Each Investor will cause any proposed transferee of the Shares (or of the securities into which the Shares may be converted) held by an Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. For purposes of this Agreement, the term "transfer" shall be construed broadly and shall include any transfer (whether voluntary, involuntary or by operation of law) of securities or any interest therein, including without limitation, by way of issuance, sale, participation, pledge, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation.


                                          3.

     3.2  RESTRICTIVE LEGEND.   Each certificate representing Restricted
Securities shall (unless otherwise permitted by the provisions of Section 3.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

     3.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.3. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) such other showing that may be reasonably satisfactory to legal counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 3.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. All Restricted Securities transferred as above that continue to bear the restrictive legend set forth in Section 3.2 shall continue to be subject to the provisions of this Section 3.3 in the same manner as before such transfer.


                                          4.

4.   REGISTRATION RIGHTS.

     4.1 REQUESTED REGISTRATION. Subject to the conditions of this Section 4.1, (i) if the Company shall receive prior to the first underwritten public offering of the Company's securities (the "Initial Offering"), a written request from the Holders of not less than fifty percent (50%) of the Registrable Securities issued or issuable pursuant to the conversion of the Series C Preferred, Series D Preferred and Series E Preferred (the "Initiating Holders"), that the Company effect a registration covering the registration of a number of Registrable Securities equal to at least twenty percent (20%) of the Registrable Securities held by such Holders on the date hereof or having an anticipated aggregate offering price to the public of at least ten million dollars ($10,000,000) or (ii) if the Company shall receive subsequent to the Initial Offering, a written request of Holders of a number of Registrable Securities equal to not less than twenty percent (20%) of the Registrable Securities issued or issuable pursuant to the conversion of the Series C Preferred, Series D Preferred and Series E Preferred, the Company will:

          (a) promptly give written notice of the proposed registration to all other Holders; and

          (b) use its diligent best efforts to effect, as soon as practicable, the registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4.1:

               (i) If at the time of the request to register Registrable Securities the Company gives notice within ten (10) days of such request that it is then engaged or has fixed plans to engage within thirty (30) days of the time of the request in an initial firmly underwritten registered public offering as to which the Holders may include Registrable Securities pursuant to Sections 4.1 or 4.2.

               Subject to the foregoing clause (i) and to Section 4.1(d), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders.


                                          5.

          (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 4.1 and the Company shall include such information in the written notice referred to in Section 4.1(a). The right of any Holder to registration pursuant to Section 4.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders and such Holder) to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting jointly by the Company and the Initiating Holders. Notwithstanding any other provision of this Section 4.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Initiating Holders shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation; and, provided further that in the event that the withdrawal of a Holder, and the subsequent inclusion of additional Registrable Securities by other Holders, results in less than 20% of the Registrable Securities or in an anticipated aggregate offering price to the public of less than ten million dollars ($10,000,000), the Company shall no longer be required to effect such registration pursuant to this Section 4.1.


                                          6.

     If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          (d) Delay of Registration. If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not in excess of ninety (90) days, such right to delay a request to be exercised by the Company not more than once in any twelve-month period.

     4.2  COMPANY REGISTRATION.

          (a) If at any time the Company shall determine to file a registration statement under the Securities Act for purposes of a public offering of securities of the Company, either for its own account or the account of a security holder or holders exercising their respective demand registration rights (including, but not limited to, the Initial Offering, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations), the Company will:

               (i) promptly give to each Holder and the Founder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities or Founder's Common Stock specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders (or by the Founder as to any of his shares of Common Stock that are not Registrable Securities).

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders and the Founder as a part of the written notice given pursuant to Section 4.2(a)(i). In such event the right of any Holder or the Founder to registration pursuant to Section 4.2 shall be conditioned upon such Holder's or Founder's participation in such


                                          7.

underwriting and the inclusion of such Holder's Registrable Securities or shares of such Founder's Common Stock in the underwriting to the extent provided herein. Each Holder and Founder proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities and shares of Common Stock to be included in the registration and underwriting to (i) in the case of the first underwritten public offering of the securities of the Company, any amount that the underwriter may determine, or (ii) in the case of any registration subsequent to the first underwritten public offering of the securities of the Company, to not less than twenty percent (20%) of the total securities covered by the registration. The Company shall so advise all Holders and the Founder (except with respect to each of those Holders or the Founder who has indicated to the Company its decision not to distribute any of its Registrable Securities or Common Stock through such underwriting), and the number of shares of Registrable Securities and Common Stock that may be included in the registration and underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by the Holders and the number of shares of Common Stock held by the Founder at the time of filing the registration statement; provided, however, that if the underwriter limits the number of shares of Common Stock held by the Founder to be included in the registration, such number of shares to be excluded from the registration shall be reallocated to the Holders.

          No Registrable Securities or Founder's Common Stock excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder or the Founder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

     4.3 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:


                                          8.

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.3: (i) if Form S-3 is not available for such offering by the Holders, (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000 or (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 4.3 (such notice may not be delivered more than once in any 12 month period).

     4.4 EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses incurred in connection with the first three registrations pursuant to
Section 4.1 and the first five registrations pursuant to Section 4.2 and Section
4.3. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro-rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 4.1, the request of which has been subsequently withdrawn by the Initiating Holders (unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or unless the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 4.1 in which event such right shall be forfeited by all Holders), in which case such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

     4.5 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 4, the Company will keep each Holder (or Founder, if including shares of Common Stock under Section 4.2)


                                          9.

advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) use its best efforts to cause a registration statement that registers such Registrable Securities to become and remain effective for a period of 120 days or until all of such Registrable Securities have been disposed of (if earlier);

          (b) furnish, at least five business days before filing a registration statement that registers such Registrable Securities, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by a majority of the Holders (the "Investors' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

          (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 120 days or until all of such Registrable Securities have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Securities;

          (d) notify in writing the Investors' Counsel promptly of (i) the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

          (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Securities included in such registration statement reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of Registrable Securities included in such registration statement to consummate the disposition in such jurisdictions of the Registrable Securities owned by


                                         10.

them; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this clause (e) or to provide any material undertaking or make any changes in its Bylaws or Certificate of Incorporation which the Board of Directors determines to be contrary to the best interests of the Company;

          (f) furnish to the holders of such Registrable Securities such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

          (g) use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

          (h) notify the holders of such Registrable Securities on a timely basis at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in clause (a) of this Section 4.5, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such holders, prepare and furnish to such holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (i) subject to the execution of confidentiality agreements in form and substance satisfactory to the Company, make available upon reasonable notice and during normal business hours, for inspection by the holders of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such holders or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all


                                         11.

information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public; the holders of such Registrable Securities agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

          (j) use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

          (k) use its best efforts to obtain from its counsel an opinion or opinions in customary form naming the holders of such Registrable Securities as additional addressees or parties who may rely thereon;

          (l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities;

          (m) issue to any underwriter to which the holders of such Registrable Securities may sell shares in such offering certificates evidencing such Registrable Securities;

          (n) list such Registrable Securities on any national securities exchange or automated quotation system on which any shares of the Common Stock are listed; or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), or any national securities exchange;

          (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(e) of the Securities Act; and


                                         12.

          (p) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

     Each holder of the Registrable Securities included in any registration statement, upon receipt of any notice from the Company of any event of the kind described in Section 4.5(h) hereof, shall forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement converting such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.5(h) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

     4.6  INDEMNIFICATION.

          (a) The Company will indemnify each Holder, each person controlling such Holder and their respective officers, directors, partners and legal counsel (the "Indemnified Persons"), with respect to which registration, qualification or compliance has been effected pursuant to this Section 4, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Indemnified Person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, and each other such Holder and each


                                         13.

person controlling such Holder and their respective officers, directors, and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such Holders, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

          (c) Each party entitled to indemnification under this Section 4.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 4.6 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d)  To the extent any Founder participates in a registration under
Section 4.2 hereof, such Founder shall be deemed to be a "Holder" for purposes of this Section 4.6.


                                         14.

     4.7 INFORMATION BY HOLDER. Each Holder or Founder, including securities of the Company in any registration shall furnish to the Company such information regarding such Holder or Founder and the distribution proposed by such Holder or Founder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.

     4.8 "MARKET STAND-OFF" AGREEMENT Each Holder and Founder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it for a period not to exceed one hundred twenty (120) days following the effective date of a registration statement of the Company filed under the Securities Act if so requested by the Company and underwriter of Common Stock (or other securities) of the Company, provided that such agreement shall apply only to the first underwritten registered public offering of the Company.

     4.9  TRANSFER OF REGISTRATION RIGHTS.

          (a)  Except as otherwise provided herein, the rights contained in this
Section 4 may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder" for purposes of this
Section 4, provided that (i) the prospective transferee or assignee must acquire an amount of Registrable Securities not less than twenty percent (20%) of the total number of Registrable Securities acquired by the original Holder thereof directly from the Company, (ii) such transfer is effected in accordance with applicable federal and state securities laws and (iii) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if he were an original purchaser hereunder and, provided further, that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

          (b) The right contained in Section 4.2 allowing the Founder to include his shares of the Company's Common Stock in a registration may not be assigned or otherwise conveyed to a transferee of such shares, and such right shall expire with respect to such shares upon the transfer of such shares. Notwithstanding the foregoing, such rights may be assigned or otherwise conveyed to any or all of his ancestors, descendants or spouse or to a trust for the benefit of such persons or the Founder in connection with the transfer of Common Stock to such persons; provided that such transfer is effected in accordance with applicable federal and state securities laws and that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.


                                         15.

     4.10 TERMINATION OF REGISTRATION RIGHTS. All rights and duties provided for in this Section 4 shall terminate for each Holder or the Founder on December 15, 2005, as applicable, or upon such earlier date on which all Registrable Securities held by such Holder or the Founder may immediately be sold during any 90-day period under Commission Rule 144 (excluding paragraph (k) of Rule 144).

     4.11 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. The Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, grant or enter into any agreement that would grant to any holder or prospective holder of any securities of the Company (a) registration rights superior to the registration rights granted herein, (b) registration rights that would reduce the number of Shares includable by the Holders in a Company registration pursuant to Section 4.2 or (c) registration rights that would allow any other holder to register shares in a registration initiated under Section 4.1 or 4.3.

5.   RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES.

     5.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Investor (solely for purposes of this Section 5, the terms "Investor" and "Investors" shall include the Founder) a right of first refusal to purchase, pro rata, all (or any part) of New Securities (as defined in this Section 5.1) that the Company may, from time to time propose to sell and issue. Each Investor's pro rata share, for purposes of this right of first refusal, is the ratio, the numerator of which is the number of shares of Common Stock then owned by such Investor (assuming full conversion of the Preferred Stock of the Company then owned by such Investor and the exercise of any Warrants if the issuance price of the New Securities implies a value per share of Common Stock in excess of the exercise price under such Warrants), and the denominator of which is the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities, assuming full conversion of all outstanding shares of Preferred Stock of the Company and the exercise of any Warrants if the issuance price of the New Securities implies a value per share of Common Stock in excess of the exercise price under such Warrants. This right of first refusal shall be subject to the following provisions:

          (a) "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that "New Securities" does not include (i) securities issuable upon conversion of or with respect to any series of Preferred Stock or upon exercise of any existing rights, options or warrants to purchase Common Stock or Preferred Stock; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns more than fifty percent (50%) of the voting


                                         16.

power of the surviving corporation; (iii) up to 286,541 shares of the Company's Common Stock reserved for issuance subsequent to the date hereof to employees, officers, directors, consultants or other service providers to the Company in the form of stock issuances or options; (iv) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or similar recapitalization by the Company; (v) up to 200,000 shares of equity securities issued in connection with lease financing arrangements or similar debt financing arrangements with institutional lenders; or (vi) securities issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements.

          (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Investor shall have thirty
(30) days from the date of mailing of any such notice to agree to purchase its full pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c) In the event that Investors fail to exercise in full the right of first refusal within said thirty (30) day period the Company shall have ninety
(90) days thereafter to sell or enter into an agreement providing for the closing of the sale of the New Securities respecting which the Investors' rights were not exercised at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investors in the manner provided above.

          (d) The right of first refusal granted under this Agreement (i) shall not apply to and shall expire upon the first firmly underwritten public offering of Common Stock of the Company that is pursuant to a registration statement on Form S-1 or any successor form filed with, and declared effective by, the Commission under the Securities Act, and (ii) shall not apply to and shall expire upon the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company (other than relating to a reincorporation of the Company) by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

6.   COVENANTS OF THE COMPANY.


                                         17.

     6.1 MAINTENANCE OF BOOKS AND RECORDS. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

     6.2 FINANCIAL INFORMATION AND REPORTING. For so long as an Investor shall hold or have the right to acquire Restricted Securities representing 153,846 shares of Common Stock:

          (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company will furnish each such Investor an audited consolidated balance sheet of the Company, as at the end of such fiscal year, and an audited consolidated statement of income and an audited consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 30 days thereafter, the Company will furnish each such Investor the following prepared in accordance with generally accepted accounting principles (with the exception that no notes need be attached to such statements and year end audit adjustments may not have been made), (i) a consolidated balance sheet of the Company as of the end of each such quarterly period, (ii) a consolidated statement of income, (iii) a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date and (iv) a comparison between the actual figures for such quarterly accounting period and the comparable figures (with respect to clauses (i) and (ii) only) for the prior year (if any) and budget for such quarterly accounting period, with an explanation of any material differences between them.

          (c) As soon as practicable after the end of each month, and in any event within 30 days thereafter, the Company will furnish each such Investor the following prepared in accordance with generally accepted accounting principles (with the exception that no notes need be attached to such statements and year end audit adjustments may not have been made) (i) a consolidated balance sheet of the Company as of the end of each such monthly period, (ii) a consolidated statement of income, (iii) a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date and (iv) a comparison between the actual figures for such monthly accounting period


                                         18.

and the comparable figures (with respect to clauses (i) and (ii) only) for the prior year (if any) and budget for such monthly accounting period, with an explanation of any material differences between them.

          (d) As soon as practicable prior to the beginning of each fiscal year, and in any event at least 30 days prior thereto, the Company will furnish each such Investor an annual budget and operating plans for such fiscal year.

     6.3  ADDITIONAL INFORMATION RIGHTS.

          (a) Upon the request of any Investor, the Company will promptly (and in any event within 10 days of such request) furnish to such Investor all information necessary in order for such Investor to prepare and file SBA Form 468 and any other information requested or required by any governmental authority.

          (b) The Company shall provide to Olympic Venture Partners III, L.P., within 30 days after the end of each calendar year, a list of all holders of all equity interests and rights to acquire equity interests in the Company as of the end of such calendar year, and the type and amount of such securities held by each such holder.

     6.4 INSPECTION RIGHTS. For so long as an Investor is eligible to receive reports under Section 6.2, it shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 6.4 with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed unless the requesting Investor shall sign an acceptable confidentiality agreement or with respect to a competitor of the Company.

     6.5 EMPLOYEE AGREEMENTS. All future employees of the Company shall be required to execute a Proprietary Information and Inventions Agreement in the form provided by legal counsel to the Company with such amendments thereto as the Board of Directors may from time to time deem appropriate.

     6.6  BOARD MEETINGS; EXPENSES.

          (a) The Company shall call, or use its best efforts to have, regular meetings of its Board of Directors not less often than quarterly. The Company shall give reasonable notice of meetings of its Board of Directors to each Investor which holds at least 153,846 shares of Series C Preferred or Series D Preferred or at least 100,000 shares of Series E Preferred and/or Common Stock issued upon conversion of Series C Preferred, Series D Preferred and Series E Preferred (a "Qualified Investor"). Each


                                         19.

Qualified Investor shall be entitled to designate one observer to attend all meetings of the Company's Board of Directors and all committees thereof.

          (b) The Company shall pay the reasonable out-of-pocket expenses incurred in connection with attending the meetings of the Board to (i) each Board member designated by the Series C Preferred and (ii) one observer designated by each Qualified Investor on a four times a year basis during the first year after the date of this Agreement and on a twice per year basis thereafter.

     6.7 TERMINATION OF COVENANTS. The covenants provided in this Section VI shall terminate upon the first date that the Company shall become subject to the filing requirements of the Securities Exchange Act of 1934, as amended.

7.   MISCELLANEOUS

     7.1 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts between Washington residents entered into and to be performed entirely within the State of Washington. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Western District of Washington and of any Washington state court sitting in the county of King, State of Washington, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.3 ENTIRE AGREEMENT. This Agreement, the Series E Agreement and each of the documents contemplated by the Series E Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

     7.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, and, if to an address outside the United States of America, by telex or facsimile transmitted substantially concurrently with the mailing of such written notice, addressed:
(a) if to a Holder, at such Holder's address as set forth on the Company's records, or at such other address as such Holder shall have furnished to the


                                         20.

Company in writing or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holders in writing.

     7.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     7.7 SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.8 AMENDMENTS. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of not less than a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver. In addition to the waiver and amendment provisions set forth in the preceding sentence, and without in any way limiting such provisions, in the event of any issuances of New Securities (as defined in Article V) in which no holder of Series C Preferred, Series D Preferred and Series E Preferred participates, the provisions of Article V may be waived on behalf of all Investors with respect to any such issuance by a writing signed by the Company and the holders of a majority of the outstanding Series C Preferred, Series D Preferred and Series E Preferred. Each Investor acknowledges that by the operation of this Section 7.8 the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of such Investor under this Agreement; provided, however, that any amendment which would adversely affect the Founder in a manner different than the Holders of Registrable Securities, shall


                                         21.

additionally require the consent of the Founder. This Agreement may be amended with no further action on the part of the Investors for the sole purpose of including as Investors hereunder any future holders of the Company's Series E Preferred.


                                         22.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.                               /s/ Jens H. Molbak
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By: /s/ Jens H. Molbak                       INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President
                                             Jens H. Molbak
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By: /s/ Jens H. Molbak
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             -----------------------------------
                                                  [Print name of Investor]

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:  /s/
                                                --------------------------------
                                                  [signature]

                                             Title: President
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             Alaskan Copper Companies, Inc.
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By: /s/
                                                --------------------------------
                                                  [signature]

                                             Title: Vice President
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             BENAROYA CAPITAL COMPANY, L.L.C.
                                             Larry R. Benaroya
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By: /s/ Larry R. Benaroya
                                                --------------------------------
                                                  [signature]

                                             Title: Manager
                                                   -----------------------------
                                                Benaroya Capital Company, L.L.C.

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             CIBC Wood GundyVentures, Inc.
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By: /s/
                                                --------------------------------
                                                  [signature]

                                             Title: Director
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             Coin Partners, G.P.
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By:  /s/
                                                --------------------------------
                                                  [signature]

                                             Title: General Partner
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             EOS Partners SBIC, L.P.
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By:  /s/
                                                --------------------------------
                                                  [signature]

                                             Title: General Partner of General
                                                    Partner
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

 FLUKE CAPITAL MANAGEMENT, L.P.
By: Fluke Management Corporation             -----------------------------------
       Managing Partner                           [Print name of Investor]

By: /s/                                      By:
   -------------------------------------        --------------------------------
              Vice President                      [signature]

                                             Title:
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President


                                             -----------------------------------
                                                  [Print name of Investor]

                                             By: /s/
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

OLYMPIC VENTURE PARTNERS III, L.P.           -----------------------------------
By OVMC III, L.P. Its G.P.                        [Print name of Investor]

By /s/                                       By:
   --------------------------------             --------------------------------
Its General Partner                               [signature]

                                             Title:
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             OSCCO III, L.P.
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By: /s/
                                                --------------------------------
                                                  [signature]

                                             Title: General Partner
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

OVP III ENTREPRENEURS FUND                   -----------------------------------
By OVMC III, L.P. Its G.P.                        [Print name of Investor]

By /s/                                       By:
   --------------------------------             --------------------------------
Its General Partner                               [signature]

                                             Title:
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             Roanoke Investors' Limited
                                             Partnership
                                             By: Roanoke Capital, Ltd.
                                                 Its General Partner
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By: /s/
                                                --------------------------------
                                                  [signature]

                                             Title: Principal
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             Vencap, Inc.
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By: /s/
                                                --------------------------------
                                                  [signature]

                                             Title: Vice President VP & CFO
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             RONALD WEINSTEIN
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By: /s/
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

          The foregoing Amended and Restated Investors Rights' Agreement is hereby executed as of the date first above written.

COMPANY:                                     FOUNDER:

COINSTAR, INC.
13231 SE 36th Street, Ste. 200               -----------------------------------
Bellevue, WA  98006-1323                          Jens H. Molbak

By:                                          INVESTORS:
   -------------------------------------
     Jens H. Molbak
     President

                                             Weinstein Family Partnership
                                             -----------------------------------
                                                  [Print name of Investor]

                                             By: /s/
                                                --------------------------------
                                                  [signature]

                                             Title: General Partner
                                                   -----------------------------

                                             ACORN VENTURES

                                             By:
                                                --------------------------------
                                                  [signature]

                                             Title:
                                                   -----------------------------








               SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                         23.

                                      EXHIBIT A




Acorn Ventures
John T. Carleton
Vencap Equities Alberta Ltd.
Olympic Venture Partners III, L.P.
OVP III Entrepreneurs Fund
Roanoke Investors' Limited Partnership
Eos Partners SBIC, L.P.
Fluke Capital Management, L.P.
CIBC Wood Gundy Ventures, Inc.
OSCCO III, L.P.
Dain Bosworth Incorporated
James L. Addington
Alaskan Copper Companies, Inc.
Alan and Linda Alhadeff
Jeanette Ann Alhadeff
Victor D. Alhadeff
Elizabeth C. Anderson
Robert M. Arnold
B & P Investments
Donald Barnard
Natalie P. Bartlett
David Benoliel Co., Inc. Pension Trust
Gregg Bennett
Rod Brooks
Gerald W. Bush
Harry A. Caraco
Catherine S. Carleton
Coin Partners, GP
Julie P. Cordonnier
Lee Clayton Cuthbert
Dominion Ventures, Inc.
Elizabeth Carr Driscoll
William L. Driscoll
David A. Ederer
Harvey Eisen
Peter W. Eising
Suzanne Eitel Trust UDT 2/20/67
David M. & Lisa S. Eskenazy


                                          3.

Aaron R. Finch
Edward L. Fisher
Thomas B. Foster
Fosterville Investments Ltd.
Ray Galante
G C & H Investments
Robert M. & Dorothy L. Gerrity
Alvin Goldfarb
Warren M. Gordon
Daniel F. & Margaret Ann Gruen
Terry Heckler
Richard C. Hedreen
Montgomery R. Hester
Edward Hewson
George P. Hutchinson
Richard Loeb
David E. Maryatt
John R. Miller
Egon and Laina Molbak
John P. Morbeck
Larry Mounger
Douglas E. Norberg
Richard J. Nordlund
Scott Oki
Kirsten Paterson
Mildred B. Perkins
Richard Perkins
Jonathan H. Poorvu
William J. Poorvu
Thomas W. Porter
Morris Piha Inc. Pension Trust
David Rubin
Stephen P. Sander
Herman Sarkowsky
James Scherer
Charles J. Sodequist
Stusser Group
Craig D. Tall
Irwin L. and Betty Lou Treiger
Timothy J. Tucker
Weinstein Family Partnership


                                          4.

Ronald and Devorah Weinstein
Stuart L. Weinstein
Sarah R. Werner
Harry R. Wilker
Wynot Investors


                                          5.

                                    AMENDMENT TO
                             SECOND AMENDED AND RESTATED
                             INVESTOR'S RIGHTS AGREEMENT

     Pursuant to Section 4.11 of that certain Second Amended and Restated Investor's Rights Agreement, dated as of August 27, 1996 (the "Rights Agreement"), the undersigned Holder (as defined in the Rights Agreement) of Registrable Securities (as defined in the Rights Agreement) of Coinstar, Inc. (the "Company"), hereby agrees to the amendments set forth below effective as of the date set forth below.

     NOW, THEREFORE, the undersigned hereby agrees as follows:

     1. The second paragraph of Section 4.1(c) is hereby amended by adding the underlined text such that the amended Section 4.1(c) shall read in its entirety as follows:

     "The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting jointly by the Company and the Initiating Holders. Notwithstanding any other provision of this Section 4.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Initiating Holders shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated: (i) FIRST among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders, AND (ii) SECOND AMONG THE HOLDERS OF WARRANT SHARES (AS DEFINED IN THE WARRANT REGISTRATION RIGHTS AGREEMENT EXPECTED TO BE DATED ON OR ABOUT OCTOBER 8, 1996 BY AND BETWEEN THE COMPANY AND SMITH BARNEY INC. (THE "WARRANT RIGHTS AGREEMENT")) IN PROPORTION, AS NEARLY AS PRACTICABLE, TO THE RESPECTIVE NUMBER OF WARRANT SHARES OWNED BY THE HOLDERS THEREOF at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     2. The first paragraph of Section 4.2(b) is hereby amended by adding the underlined text and deleting the strike-through text such that Section 4.2(b) shall read in its entirety as follows:

               "(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders and the Founder as a part of the written notice given pursuant to Section 4.2(a)(i). In such event the right of any Holder or the Founder to registration pursuant to Section 4.2 shall be conditioned upon such Holder's or Founder's participation in such underwriting and the inclusion of such Holder's Registrable Securities or shares of such Founder's Common Stock in the underwriting to the extent provided herein. Each Holder and Founder proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 4.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities and shares of Common Stock to be included in the registration and underwriting to (i) in the case of the first underwritten public offering of the securities of the Company, any amount that the underwriter may determine, or (ii) in the case of any registration subsequent to the first underwritten public offering of the securities of the Company, to not less than twenty percent (20%) of the total securities covered by the registration. The Company shall so advise all Holders and the Founder (except with respect to each of those Holders or the Founder who has indicated to the Company its decision not to distribute any of its Registrable Securities or Common Stock through such underwriting), and the number of shares of Registrable Securities and Common Stock that may be included in anythe registration and underwriting INITIATED (i) BY THE COMPANY FOR ITS OWN ACCOUNT, (II) PURSUANT TO A REQUEST MADE UNDER SECTION 4.3, OR (iii) PURSUANT TO A DEMAND MADE BY ANY PERSON OTHER THAN A PARTY TO THE WARRANT RIGHTS AGREEMENT shall be allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by the Holders, and the number of shares of Common Stock held by the Founder AND THE NUMBER OF WARRANT SHARES OWNED BY THE HOLDERS THEREOF COVERED BY THE WARRANT RIGHTS AGREEMENT at the time of filing the registration statement; provided, however, that if the underwriter limits the number of shares of Common Stock held by the Founder to be included in the registration, such number of shares to be excluded from the registration shall be reallocated to the Holders AND THE HOLDERS OF THE WARRANT SHARES. IN CONNECTION WITH ANY REGISTRATION MADE PURSUANT TO A DEMAND MADE UNDER THE WARRANT RIGHTS AGREEMENT, THE HOLDERS AND THE FOUNDER SHALL BE CUT BACK PRIOR TO ANY CUT BACK OF THE HOLDERS UNDER THE WARRANT RIGHTS AGREEMENT.



     IN WITNESS WHEREOF, the undersigned has executed this AMENDMENT as of the _____ day of October, 1996.


                                        ----------------------------------------
                                        (Print Name of Stockholder)



                                        ----------------------------------------
                                        (Signature)



                                        ----------------------------------------
                                        (Title, if applicable)


                                          2.

                                 COINSTAR, INC.

                               AMENDMENT AGREEMENT


     THIS AMENDMENT AGREEMENT (the "Agreement") is made as of March 10, 1997, by and among COINSTAR, INC., a Delaware corporation (the "Company"), certain holders of the Company's Preferred Stock (the "Investors") and Jens Molbak (the "Founder").

     WHEREAS, the Company, the Investors and the Founder have entered into that certain Second Amended and Restated Investors' Rights Agreement dated August 27, 1996 and amended on October 22, 1996 attached hereto as Exhibit A (the "Investors' Rights Agreement");

     WHEREAS, in connection with a proposed initial public offering, the underwriters have requested that all stockholders of the Company agree not to sell any securities of the Company for a period of 180 days following the effectiveness of the initial public offering; and

     WHEREAS, in accordance with Section 7.8 of the Investors' Rights Agreement, the Company, the Investors and the Founder wish to amend such agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   AMENDMENT

     Section 4.8 of the Investors' Rights Agreement is hereby amended to read in its entirety as follows:

          4.8 "MARKET STAND-OFF" AGREEMENT. Each Holder and Founder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it for a period not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act if so requested by the Company and underwriter of Common Stock (or other securities) of the Company, provided that such agreement shall apply only to the first underwritten registered public offering of the Company.

2. This Agreement may be executed in two or more components, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                       1.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

COINSTAR, INC.                               -----------------------------------
                                             (PRINT NAME OF INVESTOR)

By:                                          By:
   -------------------------------              --------------------------------
   Jens Molbak, President                        (SIGNATURE)

                                             Title:
                                                   -----------------------------
                                                    (IF APPLICABLE)


                                             FOUNDER:

                                             -----------------------------------
                                             Jens Molbak


                                       2.